Exhibit 99.1

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News Release

For information contact:
Clark Hettinga	Angie McBrayer
SVP & Chief Financial Officer	Senior Marketing Representative
(407) 835-3200	(407) 835-3298

CNL Retirement Properties Increases Revolving Credit Facility to $320 Million

ORLANDO, Fla. (August 29, 2005) - CNL Retirement Properties, Inc., one of the nation’s largest health care real estate investment trusts (“REITs”), today announced the closing of a $320 million amended and restated senior secured revolving credit facility with an initial maturity date of August 23, 2007, with two one-year renewal options. The credit facility is secured by certain seniors' housing properties that in the aggregate allow for $280 million in initial borrowing capacity.

Prior to the amendment, the company’s credit facility permitted maximum borrowings of $85 million and had a maturity date of September 17, 2005. The amended facility permits the company to expand its borrowing capacity to a total of $400 million and pricing was reduced at closing from LIBOR plus 300 basis points to LIBOR plus 150 basis points. The company’s LIBOR margin under the credit facility will adjust as the company’s leverage changes. Proceeds of the loan are expected to be used to repay existing indebtedness, fund future acquisitions and for general corporate purposes.

“The expansion of our line of credit at reduced pricing levels provides access to flexible capital for the continued growth of our company,” said Clark Hettinga, senior vice president and chief financial officer of CNL Retirement Properties, Inc.

Banc of America Securities, LLC acted as the Sole Lead Arranger and Sole Book Manager for the increase and extension of the credit facility. Lenders participating in the amended credit facility are as follows:

Name of Institution	Facility Title
Bank of America, N.A.	Administrative Agent
JPMorgan Chase Bank, N.A.	Co-Syndication Agent
General Electric Capital Corp.	Co-Syndication Agent
Wachovia Bank, N.A.	Co-Documentation Agent
Key Bank, N.A.	Co-Documentation Agent
HSH Nordbank	Participant
Regions Bank	Participant
LaSalle Bank, N.A.	Participant

CNL Retirement Properties Increases Revolving Credit Facility page 2

About CNL Retirement Properties, Inc.
CNL Retirement Properties, Inc. owns a portfolio of 250 properties in 33 states in the seniors’ housing and medical office building sectors. Headquartered in Orlando, Fla., CNL Retirement Properties, Inc. specializes in the acquisition of quality independent and assisted living communities, continuing care retirement communities and medical office facilities.

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Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995
Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CNL Retirement Properties, Inc. to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. Although we believe that the expectations reflected in such forward looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under our line of credit, the ability of our tenants and operators to enhance cash flow from operations at our Properties that are experiencing operating performance deficiencies, and the ability of tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. CNL Retirement Properties, Inc. disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.